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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2010

EnerNOC, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33471 (Commission File Number)	87-0698303 (IRS Employer Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts 02110
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (617) 224-9900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (b)   On June 2, 2010, Adam Grosser notified the Board of Directors (the "Board") of EnerNOC, Inc. (the "Company") that as a result of the commencement of a sabbatical from Foundation Capital he was resigning as a member of the Company's Board, effective June 3, 2010.

        (e)   At the Company's 2010 annual meeting of stockholders held on June 2, 2010 (the "Annual Meeting of Stockholders"), the Company's stockholders approved the Company's Amended and Restated 2007 Employee, Director and Consultant Stock Plan (as amended and in effect, the "2007 Plan") for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986 (the "Plan Amendment"). The Company's executive officers and directors are eligible to receive awards under the 2007 Plan, including stock options and restricted stock units, in accordance with the terms and conditions of the 2007 Plan.

        The 2007 Plan, as amended, is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

        At the Annual Meeting of Stockholders held on June 2, 2010, the stockholders of the Company voted on the following matters, which are described in detail in the Company's Proxy Statement filed with the SEC on April 26, 2010: (i) to elect Timothy G. Healy, David B. Brewster and Susan F. Tierney, Ph.D. as Class III directors to each serve for a three-year term expiring at the Company's annual meeting of stockholders in 2013 or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal ("Proposal 1"); (ii) to approve the Plan Amendment ("Proposal 2") and (iii) to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 ("Proposal 3").

        The Company's stockholders approved the election of all nominees recommended for election in Proposal 1. The votes cast at the Annual Meeting of Stockholders were as follows: 14,544,897 shares were voted for the election of Mr. Healy, 14,718,871 shares were voted for the election of Mr. Brewster and 14,719,847 shares were voted for the election of Dr. Tierney, and 290,522 shares were withheld for the election of Mr. Healy, 116,548 shares were withheld for the election of Mr. Brewster and 115,572 shares were withheld for the election of Dr. Tierney. There were 5,240,174 broker non-votes for the election of each of Mr. Healy, Mr. Brewster and Dr. Tierney.

        The Company's stockholders approved Proposal 2. The votes cast at the Annual Meeting of Stockholders were as follows: 12,155,378 shares were voted for Proposal 2, 2,545,591 shares were voted against Proposal 2 and 134,449 shares abstained from voting with respect to Proposal 2. There were 5,240,175 broker non-votes with respect to Proposal 2.

        The Company's stockholders approved Proposal 3. The votes cast at the Annual Meeting of Stockholders were as follows: 19,893,472 shares were voted for Proposal 3, 36,032 shares were voted against Proposal 3 and 146,089 shares abstained from voting with respect to Proposal 3.

Item 9.01.    Financial Statements and Exhibits.

        (d)   Exhibits.

Exhibit No.	Description
10.1@	Amended and Restated 2007 Employee, Director and Consultant Stock Plan

@
Management contract, compensatory plan or arrangement.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.
Date: June 4, 2010	By:	/s/ TIMOTHY WELLER
	Name:	Timothy Weller
	Title:	Chief Financial Officer (Principal Financial Officer)

 EXHIBIT INDEX

Exhibit No.	Description
10.1@	Amended and Restated 2007 Employee, Director and Consultant Stock Plan.

@
Management contract, compensatory plan or arrangement.

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  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 5.07. Submission of Matters to a Vote of Security Holders.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX